                                                                    EXHIBIT 99.2


                             BAPTIST HEALTH SYSTEM


                                              CONSOLIDATED FINANCIAL STATEMENTS
                                           YEARS ENDED AUGUST 31, 2002 AND 2001

                                                          BAPTIST HEALTH SYSTEM

                                                                       CONTENTS
-------------------------------------------------------------------------------


INDEPENDENT AUDITORS' REPORT                                                3

CONSOLIDATED FINANCIAL STATEMENTS

         Balance sheets                                                     4

         Statements of operations and changes in net assets                 5

         Statements of cash flows                                           7

         Notes to consolidated financial statements                         8

INDEPENDENT AUDITORS' REPORT


To the Board of Trustees at
Baptist Health System

We have audited the accompanying consolidated balance sheets of Baptist Health System (the "System"), a Texas nonprofit corporation, as of August 31, 2002 and 2001 and the related consolidated statements of operations and changes in net assets and cash flows for the years then ended. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the System has suffered recurring losses from operations, causing non-compliance with certain financial covenants relating to the outstanding bonds. Although the System obtained waivers for current defaults, it does not expect to meet certain financial covenants in the future unless it can refinance or significantly extend the maturity date and repayment provisions of the real estate lease obligation due July 2004 or sell the property and repay the lease. Management's plans in regard to these matters are also described in Note 2.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Baptist Health System at August 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                             /s/ BDO Seidman, LLP
                                             ----------------------------------
                                             BDO Seidman, LLP

Dallas, Texas
November 22, 2002

                                                          BAPTIST HEALTH SYSTEM

                                                    CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------


August 31,                                                               2002               2001
----------                                                             --------            --------
                                                                             (in thousands)

ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                         $ 20,394            $ 10,797
     Short-term investments                                              24,363              23,094
     Accounts receivable -
         Patient, net of allowance for doubtful accounts of
           $17,038 and $25,406 in 2002 and 2001,
           respectively                                                  50,613              72,857
         Due from third-party programs                                    2,523               1,592
         Other                                                            1,771               3,667
     Inventory and other current assets                                  15,089              12,258
                                                                       --------            --------

Total current assets                                                    114,753             124,265
                                                                       --------            --------

ASSETS LIMITED AS TO USE
     Required by loan agreements                                         10,166              10,231
     Designated by board                                                 13,099              11,968
     Restricted by donors                                                 4,389               4,277
                                                                       --------            --------

Total assets limited as to use                                           27,654              26,476
                                                                       --------            --------

PROPERTY, PLANT AND EQUIPMENT, net                                      190,628             207,213

OTHER ASSETS
     Investments and other                                                8,563               8,832
     Unamortized deferred costs                                           6,628               6,982
                                                                       --------            --------

Total other assets                                                       15,191              15,814
                                                                       --------            --------

Total assets                                                           $348,226            $373,768
                                                                       ========            ========

                                                          BAPTIST HEALTH SYSTEM

                                                    CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------


August 31,                                          2002                2001
----------                                        --------            --------
                                                        (in thousands)

LIABILITIES AND NET ASSETS

CURRENT LIABILITIES
     Trade accounts payable                       $ 28,297            $ 26,530
     Accrued liabilities -
        Payroll related                             10,582              12,975
        Workers' compensation                        5,379               5,460
        Accrued interest                             2,789               2,766
        Other                                        3,197               5,871
     Current portion of long-term debt                 996               1,042
                                                  --------            --------

Total current liabilities                           51,240              54,644
                                                  --------            --------

LONG-TERM DEBT, net of current portion             199,699             200,460

OTHER LIABILITIES                                   26,257              23,210

COMMITMENTS AND CONTINGENCIES

NET ASSETS
     Unrestricted                                   66,871              91,264
     Temporarily restricted                          3,523               3,574
     Permanently restricted                            636                 616
                                                  --------            --------

Total net assets                                    71,030              95,454
                                                  --------            --------

Total liabilities and net assets                  $348,226            $373,768
                                                  ========            ========

                    See accompanying notes to consolidated financial statements.

                                                          BAPTIST HEALTH SYSTEM

                CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
-------------------------------------------------------------------------------


Years ended August 31,                                                 2002                  2001
----------------------                                               ---------             ---------
                                                                             (in thousands)

Operating revenues
     Net patient service revenue                                     $ 411,177             $ 425,301
     Other operating revenue                                            16,241                18,267
     Investment income                                                   2,332                 3,504
     Net assets released from restrictions for operations                1,330                 1,069
                                                                     ---------             ---------

Total operating revenue                                                431,080               448,141
                                                                     ---------             ---------

Operating expenses
     Salaries and wages                                                176,769               173,806
     Employee benefits                                                  29,926                30,256
     Supplies                                                           95,657               103,683
     Other                                                              83,283                89,256
     Provision for bad debts                                            31,889                42,152
     Depreciation and amortization                                      26,419                27,937
     Interest                                                           11,850                13,741
                                                                     ---------             ---------

Total operating expenses                                               455,793               480,831
                                                                     ---------             ---------

Loss from operations                                                   (24,713)              (32,690)
                                                                     ---------             ---------

Nonoperating gains (losses)
     Contributions                                                         251                   343
     Other                                                                  --                (1,356)
                                                                     ---------             ---------

Total nonoperating gains (losses)                                          251                (1,013)
                                                                     ---------             ---------

EXPENSES AND LOSSES IN EXCESS OF REVENUES AND GAINS                    (24,462)              (33,703)

                                                          BAPTIST HEALTH SYSTEM

                CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
                                                                     (continued)
-------------------------------------------------------------------------------


Years ended August 31,                                                                2002                 2001
----------------------                                                              --------             ---------
                                                                                           (in thousands)

OTHER CHANGES IN UNRESTRICTED NET ASSETS
     Unrealized gain (loss) on investments other than trading securities                (118)                1,160
     Net assets released from restrictions for capital expenditures                      187                   414
                                                                                    --------             ---------

DECREASE IN UNRESTRICTED NET ASSETS                                                  (24,393)              (32,129)

CHANGES IN TEMPORARILY RESTRICTED NET ASSETS
     Contributions                                                                     1,363                 1,125
     Investment income                                                                   169                    73
     Unrealized gains on investments                                                      31                    40
     Net assets released from restrictions for operations                             (1,330)               (1,069)
     Net assets released from restrictions for capital expenditures                     (187)                 (414)
     Other                                                                               (97)                 (521)
                                                                                    --------             ---------

DECREASE IN TEMPORARILY RESTRICTED NET ASSETS                                            (51)                 (766)
                                                                                    --------             ---------

INCREASE (DECREASE) IN PERMANENTLY RESTRICTED NET ASSETS                                  20                   (82)
                                                                                    --------             ---------

DECREASE IN NET ASSETS                                                               (24,424)              (32,977)

NET ASSETS, beginning of year (as previously reported in 2000)                        95,454               116,895
      Restatement for prior period adjustments to net assets                              --                11,536
                                                                                    --------             ---------

NET ASSETS, beginning of year (as restated in 2000)                                   95,454               128,431
                                                                                    --------             ---------

NET ASSETS, end of year                                                             $ 71,030             $  95,454
                                                                                    ========             =========

                    See accompanying notes to consolidated financial statements.

                                                          BAPTIST HEALTH SYSTEM

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------


Years ended August 31,                                                                  2002                  2001
----------------------                                                                 --------             --------
                                                                                               (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES
     Decrease in net assets                                                            $(24,424)            $(32,977)
     Adjustment to reconcile decrease in net assets to net cash provided by operating activities:
         Restricted contributions received                                               (1,363)              (1,125)
         Provision for bad debts                                                         31,889               42,152
         Depreciation and amortization                                                   26,419               27,937
         Net unrealized (gains) losses on investments                                        87               (1,200)
      (Increases) decreases in:
         Patient accounts receivable                                                     (9,645)             (34,932)
         Due from third-party programs                                                     (931)              (1,480)
         Other accounts receivable                                                        1,896                 (666)
         Inventory and other current assets                                              (2,831)               1,015
      Increases (decreases) in:
         Trade accounts payable                                                           1,767                2,262
         Accrued liabilities                                                             (5,125)              (5,450)
         Other long-term liabilities                                                      3,047                9,632
                                                                                       --------             --------

Net cash provided by operating activities                                                20,786                5,168
                                                                                       --------             --------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property, plant, and equipment                                         (9,480)              (6,142)
     Increases (decreases) in short-term investments                                     (1,387)               1,655
     Increases (decreases) in assets limited as to use                                   (1,147)                 499
     Decrease in other assets                                                               623                  955
                                                                                       --------             --------

Net cash used in investing activities                                                   (11,391)              (3,033)
                                                                                       --------             --------

CASH FLOWS FROM FINANCING ACTIVITIES
     Principal payments on long-term debt                                                (1,161)              (2,616)
     Payment of short-term notes payable                                                     --               (4,000)
     Restricted contributions received                                                    1,363                1,125
                                                                                       --------             --------

Net cash provided by (used in) financing activities                                         202               (5,491)
                                                                                       --------             --------

Net increase (decrease) in cash and cash equivalents                                      9,597               (3,356)

CASH AND CASH EQUIVALENTS, beginning of year                                             10,797               14,153
                                                                                       --------             --------

CASH AND CASH EQUIVALENTS, end of year                                                 $ 20,394             $ 10,797
                                                                                       ========             ========
SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest                                                                 $ 11,850             $ 12,357
                                                                                       ========             ========

                    See accompanying notes to consolidated financial statements.

                                                           BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1. ORGANIZATION            Baptist Health System is a Texas non-profit
                           corporation exempt from federal income taxation under Section 501(c)(3) of the Internal Revenue
                           Code. The accompanying consolidated financial statements include the accounts of Baptist Health
                           System ("Baptist"), Baptist Health System Foundation
                           (the "Foundation"), St. Luke's Phase I Cancer
                           Research Trust (the "Research Trust"), BMHS
                           Healthcare Corporation and BHS Medical Services
                           Corporation (collectively, the "System"). Baptist owns and operates five hospitals in San Antonio, Texas, together with other healthcare related businesses. Until being sold, the accounts of Northeast Baptist Ambulatory Surgery Center, LLC were consolidated as part of the System. Baptist sold a portion of its ownership interest in July of 2001, and now has 34% ownership of the entity. The gain on the sale was immaterial to the financial statements. Baptist also has investments in other healthcare related organizations with up to 50% ownership or board representation. These investments are accounted for using the cost and equity methods.

                           The Foundation, a Texas non-profit corporation, and Research Trust are publicly supported organizations established to serve as advocates, to increase community awareness and to develop resources in support of the System in its guiding principles of teaching, healing and providing spiritually mindful health services to relieve human illness and suffering. Grants from the Foundation and the Research Trust are made only to Baptist.

2. OPERATING ENVIRONMENT   Beginning in fiscal year 2000 and continuing through
                           2001 and 2002, reported expenses and losses in excess of revenues and gains were of an amount that caused
                           Baptist to be out of compliance with the debt service coverage covenant of the master indenture of trust and security agreement (the "MTI") relating to the Series 1997A Revenue Refunding Bonds and Series 1997B
                           Revenue Bonds (see Note 6). As a result of noncompliance and as required by the MTI, the System engaged the services of a management oversight company. The System incurred $2,720,000 in 2002 and $11,958,000 in 2001 of consulting expenses for the services of the management oversight company and their recommended advisors.

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           The System has undertaken a number of initiatives to improve operating results, however the undertakings have not yet resulted in operating income. The bond insurer (as the defined note holder) granted Baptist waivers with respect to noncompliance of financial covenants for fiscal 2000, 2001, and 2002. A mortgage on the hospital facilities and new liquidity related financial covenants were added to the MTI in 2002. Baptist does not expect to meet certain financial covenants during 2003 and 2004 unless the System can extend the maturity date and repayment provisions of the real estate lease obligation due in July 2004 or sell the property and repay the lease.

                           During 2002 and 2001, the System explored several operational and ownership alternatives. Expenses incurred for consulting services related to investigation and pursuit of the alternatives was approximately $1,110,000 and 0, respectively. On October 8, 2002 the System entered into a definitive purchase and sale agreement with Vanguard Health Systems, Inc. ("Vanguard") for the sale of substantially all its assets and healthcare operations, see Note 17.

3. SIGNIFICANT ACCOUNTING  Basis of Consolidation - The consolidated financial
   POLICIES statements include the accounts of Baptist and its majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

                           Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                           Cash and Cash Equivalents - Cash and cash equivalents include certain investments in highly liquid investments with original maturities of three months or less such as demand deposits with

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           financial institutions. Cash balances were maintained in financial institutions in excess of FDIC insured limits. The System believes that these institutions are financially sound.

                           Inventory - Inventory is valued at the lower of cost or market.

                           Investments - Short-term investments consist of money market mutual funds, corporate bond funds, United States government securities and equity mutual funds that are recorded at fair value.

                           Noncurrent investments in equity securities and all investments in debt securities are reported at fair value. Realized gains and losses on investment sales are included in operating revenue in the accompanying consolidated statements of operations and changes in net assets unless the income is restricted by a donor or by law. Unrealized gains and losses are included in changes in unrestricted net assets in the accompanying consolidated statements of operations and changes in net assets, unless the income is restricted by a donor or by law.

                           Assets Limited as to Use - Assets limited as to use consist of cash equivalents and marketable securities that are designated by the Board of Trustees for specific uses, required pursuant to loan agreements or subject to donor-imposed restrictions. The Board may, at its discretion, use the Board-designated assets for any purpose. The use of assets required by loan agreements is limited to payment of debt service on bonds and notes. All assets required by loan agreements are held by trustees. Donor restricted assets are to be used to acquire equipment or fund certain educational and clinical costs incurred by Baptist. Donor restricted assets include investments whose principal is to be held in perpetuity.

                           Property, Plant and Equipment - Property, plant and equipment acquisitions are reported at cost on the date of purchase or fair value on the date of contribution. Expenditures that extend useful lives or equipment capabilities are capitalized, while routine maintenance and repair expenditures are charged to expense. Interest costs incurred during the construction period are capitalized as a

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           component of the cost of acquiring those assets. Depreciation expense is provided using the straight-line method over the estimated useful lives of the property and equipment. Property, plant and equipment and related accumulated depreciation as of August 31, 2002 and 2001, are as follows:


                                                                  Estimated
                                                                 Useful Lives     2002          2001
                                                                 ------------   ---------     ---------
                                                                                     (in thousands)

                           Land                                           --    $  14,817     $  14,819
                           Land improvements                     10-20 years        7,792         7,792
                           Buildings and fixed equipment          5-40 years      222,998       219,667
                           Movable equipment                      3-18 years      192,053       186,993
                           Construction-in-progress                       --        1,732           641
                                                                                ---------     ---------

                                                                                  439,392       429,912
                           Less - Accumulated depreciation
                             and amortization                                    (248,764)     (222,699)
                                                                                ---------     ---------

                           Property, plant and equipment,
                             net                                                $ 190,628     $ 207,213
                                                                                =========     =========

                           Assets under capital lease obligations are amortized over the shorter period of the lease term or the useful life of the asset. The cost and the related accumulated amortization of capital leases totaled approximately $34,065,000 and $10,833,000, respectively, as of August 31, 2002 and $34,065,000 and $9,123,584, respectively, as of August 31, 2001.

                           The System evaluates whether events and
                           circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of an asset may not be recoverable. The assessment of possible impairment is based on whether the carrying amount of the asset exceeds its fair value. For the years ended August 31, 2002 and 2001, no impairment of long-lived assets was identified.

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           Other Assets - Other assets include investments in entities which are accounted for using the cost and equity methods and advances and loans with extended maturity dates. Other assets also include unamortized deferred costs, primarily unamortized bond issuance costs which are being amortized over the life of the bonds using the effective interest method.

                           Contributions and Gifts - When received or pledged, unrestricted contributions are reported as nonoperating gains and donor-restricted contributions are reflected as increases to temporarily restricted net assets or permanently restricted net assets. In the absence of donor specification that investment income and gains on donated funds are restricted, such income and realized gains are reported as operating revenue with unrealized gains reported as other changes in unrestricted net assets, respectively. Contributions of long-lived assets are reported as other changes in unrestricted net assets and are excluded from excess of expenses over revenues, unless explicit stipulations specify how the donated assets must be used. Gifts of long-lived assets with explicit restrictions are reported as temporarily or permanently restricted.

                           Temporarily and Permanently Restricted Net Assets - Temporarily restricted net assets consist of unexpended contributions that are restricted as to use by donors to a specific time period or purpose. A transfer from temporarily restricted net assets to unrestricted net assets occurs when expenditures are made in accordance with donor restrictions. Temporarily restricted net assets at August 31, 2002 and 2001, are available for the following purposes:


                                                        2002            2001
                                                       ------        ------
                                                         (in thousands)

                           Patient care                $2,930        $2,612
                           Health education               576           862
                           Capital improvements           136           100
                                                       ------        ------

                           Total                       $3,642        $3,574
                                                       ======        ======

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           Permanently restricted net assets consists of contributions that must be maintained in perpetuity and only the income from the original principal can be expended for purposes designated by the donor. Income from these investments is available for health education. Income on permanently restricted assets is reported in the accompanying consolidated statements of operations and changes in net assets as temporarily restricted investment income.

                           Insurance - The System self-insures a portion of its medical malpractice liability. Loss protection for individual claims in excess of $4,000,000 in 2002 and $3,000,000 in 2001 and aggregate claims in excess of $10,000,000 in 2002 and 2001 is provided by a commercial insurer. The System self-insures a portion of its workers' compensation liability. Loss protection for aggregate claims in excess of $5,300,000 is provided by a commercial insurer.

                           The System utilizes an independent actuarial firm to estimate the ultimate cost, if any, that may arise from the settlement of claims. The actuaries determine estimates based on known claims and incidents as well as expected claims from unreported incidents. The estimated medical malpractice claims expense is included in other operating expenses and the estimated liability of $26,257,000 and $23,210,000 as of August 31, 2002 and 2001,
                           respectively, is included in other non-current liabilities. The estimated workers' compensation claims expense is included in employee benefit expense and the estimated liability is included in current liabilities.

                           Derivatives - the System utilizes an interest rate swap agreement to reduce interest rate fluctuation risk. The fair value of this derivative instrument is determined based on estimated settlement costs using current interest rates. Changes in the fair market value and quarterly interest settlements are charged to or credited to interest expense. The System does not hold or issue derivative financial instruments for speculative or trading purposes (see Note 6).

4. RESTATEMENT OF          The System determined its estimates of contractual
   UNRESTRICTED NET        and bad debt allowances against patient accounts
   ASSETS                  receivable at August 31, 2000 were under and
                           overstated, respectively, by approximately

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           $9,560,000 and $13,260,000. Net assets at August 31,
                           2000 were adjusted accordingly.

                           During 2002, the System determined accruals for medical malpractice and workers' compensation for the year ended August 31, 2000, were understated by approximately $2,301,000 and $1,100,000 respectively. Net assets at August 31, 2000 were adjusted for this understatement.

                           The System determined in 2002, that accruals for third-party program liabilities for the year ended August 31, 2000 were overstated by approximately $5,509,000. Net assets at August 31, 2000 were adjusted for this overstatement.

                           The System determined that estimates for accumulated depreciation for plant, property and equipment at August 31, 2000 were overstated by approximately $6,222,000. Net assets at August 31, 2000 were adjusted for this overstatement.

                           A summary of the total effect of the restatement of net assets as reported at August 31, 2000 is (in thousands):


                           Adjustment for contractual allowances                $(9,560)
                           Adjustment for bad debt allowances                    13,260
                           Accrual for medical malpractice and workers'
                              compensation                                       (3,401)
                           Accrual for third-party program liabilities            5,509
                           Accumulated depreciation on plant, property and
                              equipment                                           6,222
                           Other                                                   (494)
                                                                                -------

                           Total                                                $11,536
                                                                                =======

                           As a result of the above, the System has recorded an adjustment of approximately $11,536,000 to increase its previously reported unrestricted net assets at August 31, 2000.

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


5. INVESTMENTS             Marketable debt and equity securities included in
                           short-term investments and assets limited as to use, are stated at estimated fair value based on quoted market prices. Investment securities as of August
                           31, 2002 and 2001 are as follows:

                                                                      2002             2001
                                                                     -------          -------
                                                                         (in thousands)

                           Short-term investments -
                             Money market mutual funds               $ 2,486          $ 1,645
                             Corporate bonds and bond funds           20,486           20,414
                             Equity securities                           970              613
                             U.S. government securities                   --              190
                             Interest receivable                         421              232
                                                                     -------          -------

                           Total                                     $24,363          $23,094
                                                                     =======          =======

                           Assets limited as to use -
                             Money market mutual funds               $16,716          $15,612
                             Certificates of deposit                   3,809            3,267
                             U.S. government securities                1,457              976
                             Equity securities                         1,165              875
                             Corporate bonds and bond funds            4,445            5,736
                             Other                                        62               10
                                                                     -------          -------

                           Total                                     $27,654          $26,476
                                                                     =======          =======

                           Investment income and unrealized gains related to assets limited as to use, cash equivalents, and short-term investments for the years ended August 31, 2002 and 2001, are as follows:

                                                                           2002              2001
                                                                          -------           ------
                                                                               (in thousands)

                           Investment income -
                             Interest income, including realized
                                gains                                     $ 2,501           $3,577
                             Unrealized gains (losses)                        (87)           1,200
                                                                          -------           ------

                           Total                                          $ 2,414           $4,777
                                                                          =======           ======

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


6. LONG-TERM DEBT          Long-term debt and capital lease obligations as of
                           August 31, 2002 and 2001, consist of the following:


                                                                                    2002                2001
                                                                                  ---------           ---------
                                                                                         (in thousands)

                           SERIES 1997A REVENUE REFUNDING BONDS -

                             Serial bonds, interest at 6%,
                                payable semi-annually,
                                principal due annually from 2010
                                through 2015                                      $  30,485           $  30,485

                             Term bonds, interest ranging from 5.25% to
                                5.375%, payable semi-annually, principal
                                due annually from 2016
                                through 2027                                        103,685             103,685

                             Capital appreciation bonds at accreted
                                value with a yield to maturity of
                                5.4%, due in the amount of $1,025,000
                                in 2010                                                 715                 671

                           SERIES 1997B REVENUE BONDS -
                             Term bonds, interest at 5.25%, payable
                                semi-annually, principal due annually
                                from 2028 through 2031                               40,000              40,000

                           MORTGAGE NOTE PAYABLE -
                             Annually adjusted variable interest rate
                                currently at 5.75%, with principal
                                and interest due monthly through
                                January 2012                                            520                 559

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           REAL ESTATE LEASE OBLIGATION -
                             Interest at variable rates
                                (approximately 2.8% at August 31,
                                2002) based on 90-day LIBOR payable
                                monthly, principal due quarterly from
                                2002 through 2004                                    28,091              28,184

                           EQUIPMENT LEASE OBLIGATIONS -
                             Interest at 6.06% with principal and
                                interest due monthly through 2003                       568               1,494
                                                                                  ---------           ---------

                                                                                    204,064             205,078
                           Less -
                             Unamortized original issue bond
                                discount                                             (3,369)             (3,576)
                             Current maturities                                        (996)             (1,042)
                                                                                  ---------           ---------

                           Total long term debt                                   $ 199,699           $ 200,460
                                                                                  =========           =========

                           Scheduled principal maturities of long-term debt and capital lease obligations are as follows:

                                                                                            Capital
                                                                      Long-Term               Lease
                           Year Ending August 31,                          Debt         Obligations
                           ----------------------                     ---------         -----------
                                                                             (in thousands)

                           2003                                        $     38           $   958
                           2004                                              45            27,701
                           2005                                              48                --
                           2006                                              51                --
                           2007                                              54                --
                           Thereafter                                   175,479                --
                                                                       --------           -------

                                                                        175,715            28,659

                           Less - Accreted interest on
                              bonds                                        (310)               --
                                                                       --------           -------

                                                                       $175,405           $28,659
                                                                       ========           =======

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           In July 1997, Baptist entered into financing agreements to provide funds to advance refund the System's Series 1994 and Series 1990 bonds, establish a debt service reserve fund and pay costs of issuance. Proceeds of the Series 1997A bonds used to advance refund the Series 1994 and Series 1990 bonds were deposited with an escrow agent and invested in U.S. Treasury obligations. As a result of the advance refunding transactions, the liens and rights pursuant to the Series 1994 and Series 1990 financing agreements were terminated.

                           In September 1997, the Series 1997B bonds were issued to provide funds to construct, renovate and equip the hospital facilities of the System.

                           Since July 1997, Baptist has been the only member of the Obligated Group. The Series 1997A and 1997B bonds are secured by a pledge of the Obligated Group's revenue (as defined by the financing agreements), mortgages on hospital facilities and the assets limited as to use required by loan agreements. The financing agreements establish certain operational and financial covenants that limit the Obligated Group's ability to, among other activities, borrow funds, dispose of assets or merge. For the years ended August 31, 2002 and 2001, the Obligated Group was not in compliance with the MTI's specified level of calculated debt service coverage. The System has obtained a waiver from the holder of the bonds for all instances of noncompliance for 2002 and 2001. The next measurement date for the covenant compliance is February 28, 2003. Although management expects that the condition of noncompliance will still exist, based on management's assessment of the current status and proposed timing of the pending sale of the System (see Note 17), management believes it is not probable that the bonds will be outstanding February 28, 2003. As such, the bonds have been classified as non-current at August 31, 2002, in accordance with the provisions of EITF 86-30, "Classification of Obligations When a Violation is Waived by the Creditor". No assurance can be given that the pending sale will occur or that the bonds will be repaid by February 28, 2003.

                           In fiscal 1997, the System entered into a real estate lease obligation for an existing medical building, land and estimated costs related to construction and finish out of a medical office building and a parking garage. In fiscal 1998 and 1999, additional land was added to the lease. The real estate lease obligation is secured by land and buildings acquired at execution of the lease.

                           The mortgage note is secured by a medical office building adjacent to one of the hospital facilities. Each equipment lease obligation is

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           secured by the equipment acquired at execution of the specific lease.

                           During April 1998, the System entered into an interest rate swap agreement on a notional amount of $26,500,000 in connection with borrowings related to the real estate lease obligation. This interest rate swap involved the swap of a U.S. dollar based LIBOR to a European index, market average LIBOR, with an 8 percent fixed interest rate cap. This interest rate swap agreement matures during May 2004. The fair value of this agreement at August 31, 2002 and 2001 was a liability of approximately $1,384,000, which is included in other current liabilities in the accompanying consolidated balance sheets.

7. NET PATIENT SERVICE     Discounts from established rates are given to
   REVENUE                 Medicare and Medicaid program beneficiaries and to
                           patients with health insurance coverage through certain managed care organizations. Net patient service revenue consists of gross patient charges, less discounts and adjustments of approximately
                           $583,933,000 in 2002 and $588,305,000 in 2001, that
                           are a result of the contractual agreements with the third party payors. Payment for services provided to inpatient and outpatient Medicare beneficiaries and inpatient Medicaid beneficiaries is based on a combination of prospectively determined payment rates per discharge and reimbursement for certain pass-through costs, as defined. The rates per discharge vary according to a patient classification system that is based on clinical, diagnostic and other factors. Payment for services provided to outpatient Medicaid beneficiaries is based on operating costs, as defined. The System qualifies as a disproportionate share provider and as such, receives additional payments from the Texas Medicaid program based on the number of Medicaid inpatients served and the funds appropriated by the Texas legislature for all disproportionate share qualified providers. Settlements for retrospectively determined payment amounts are estimated in the period the related services are rendered and are adjusted in future periods, as final settlements are determined, after submission of annual cost reports by the System and the audit by fiscal intermediaries. Payments for services provided to

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           managed care patients are based on negotiated amounts for specified services. The basis for payment to the System under these agreements includes prospectively determined rates per discharge, discounts from established rates and prospectively determined daily rates.

8. CHARITY CARE AND OTHER  The System provides care to patients who lack
   COMMUNITY BENEFITS      financial resources and are deemed to be medically
                           or financially indigent. Because the System does not pursue collection of amounts determined to qualify as charity care, these amounts are not reported in net patient service revenue. The charges related to this care totaled approximately $13,660,000 in 2002 and $15,563,000 in 2001. In addition, the System provides services to other indigent patients under the Medicaid program. Such programs pay the System amounts which are less than the cost of providing services to program beneficiaries.

                           The System commits time and resources to community health education and outreach endeavors and critical services to meet otherwise unfulfilled community needs. Many of these activities are entered into with the understanding that they will not be self-supporting or financially viable.

9. CONCENTRATIONS OF       Patient accounts receivable are stated at net
   CREDIT RISK             realizable value and collateral is generally not
                           required. Significant concentrations of gross patient accounts receivable at August 31, 2002 and 2001, are as follows:


                                                                                2002                2001
                                                                                ----                ----

                           Government-related programs                           36%                 33%
                           Managed care, commercial insurers and
                             other payors                                        59                  62
                           Self-pay patients                                      5                   5
                                                                                ---                 ---

                                                                                100%                100%
                                                                                ===                 ===

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           Receivables from government-related programs, Medicare and Medicaid, represent the only concentrated group of credit risk for the System. Management does not believe that there are any credit risks associated with these government programs. Commercial and managed care receivables consist of receivables from various payors involved in diverse activities and subject to differing economic conditions, and do not represent any concentrated credit risks to the System. Furthermore, management continually monitors and adjusts its allowances associated with its receivables.

10. FUNCTIONAL EXPENSES    The System provides general health care services to
                           residents within its geographic area. Expenses related to providing these services for the years ended August 31, 2002 and 2001, were as follows:


                                                                 2002           2001
                                                             --------       --------
                                                                  (in thousands)

                           Healthcare services               $357,347       $382,863
                           General and administrative          83,596         74,409
                           Other                               14,850         23,559
                                                             --------       --------

                           Total                             $455,793       $480,831
                                                             ========       ========

                           Other includes expenses related to professional office building management and fundraising.

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


11. LEASES                 The System leases certain equipment and office space
                           under operating and capital leases that are noncancelable. At August 31, 2002, the minimum rentals due under these operating and capital lease agreements were approximately as follows:


                                                                     Operating         Capital
                           Years ended August 31,                       Leases          Leases
                           ----------------------                     --------         -------
                                                                          (in thousands)

                           2003                                       $ 7,020         $ 1,972
                           2004                                         5,191          28,703
                           2005                                         3,171               -
                           2006                                         1,800               -
                           2007                                           890               -
                           Thereafter                                   1,030               -
                                                                      -------         -------

                                                                      $19,102          30,675
                                                                      =======

                           Less:  amount representing interest                         (2,016)
                                                                                      -------

                           Present value of minimum lease payment                     $28,659
                                                                                      =======

                           Total rental expense for various equipment and office space under operating leases was approximately $9,700,000 in 2002 and $9,800,000 in
                           2001.

                           The terms of the lease agreements for three medical office buildings and a parking garage require the System to pay rent or rent subsidies in an amount sufficient for the facilities' owners to meet debt service (as defined) associated with the facilities. The total rent subsidy payment requirements are dependent upon rent receipts from tenants other than the System. The rent subsidy payments are refundable if the facilities' cash flow is sufficient to meet debt service obligations. Rent and rent subsidies are included in other operating expense in the accompanying consolidated statements of operations and changes in net assets. During 2002 and 2001 the System expensed approximately $830,000 and $618,000,

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           respectively, for rent subsidies. Rent subsidies are not included in the minimum rentals due as shown above. However, under these agreements future losses may be incurred, which losses presently are not reasonably estimable. The facilities are owned by limited partnerships in which the System has varying levels of partnership interests. In each lease agreement, the System has a first right of refusal option in the event of a sale of the property.

12. RETIREMENT PLAN        The System provides an individual tax-sheltered
                           annuity plan for substantially all employees who have completed two years of continuous service. The
                           System contributes five percent of the eligible and enrolled employee's salary in conjunction with employee contributions of two percent of salary. The
                           System's contributions to the plan of approximately
                           $4,191,000 in 2002 and $4,104,000 in 2001 are
                           included in employee benefits in the accompanying consolidated statements of operations and changes in net assets.

13. FAIR VALUE OF          Fair values of cash and cash equivalents, short-term
    FINANCIAL INSTRUMENTS  investments, and financial instruments included in assets limited to use are estimated based on quoted market prices. Fair values of bonds payable are based on estimated market trade values. Fair values of long-term debt (other than bonds) are based on discounted cash flow at an estimated market rate for similar borrowing arrangements. Estimated fair values and carrying amounts of financial instruments at August 31, 2002 and 2001 are as follows:


                                                                         2002                                2001
                                                              --------------------------          --------------------------
                                                                  FAIR          CARRYING              Fair          Carrying
                                                                 VALUE            AMOUNT             Value            Amount
                                                              --------          --------          --------          --------
                                                                     (IN THOUSANDS)                     (in thousands)

                           Cash and cash equivalents          $ 20,394          $ 20,394          $ 10,797          $ 10,797
                           Short-term investments               24,363            24,363            23,094            23,094
                           Assets limited as to use             27,654            27,654            26,476            26,476
                           Long-term debt                      208,299           200,695           209,713           201,502

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


14. RELATED PARTY          In fiscal 2002, the System purchased air medical
    TRANSACTIONS           transport services, managed care services, laundry
                           services and office space from entities in which the System has ownership interests for approximately
                           $4,005,000, $0, $2,081,000 and $1,227,000
                           respectively. Similar purchases in fiscal 2001 for air medical transport, managed care, laundry services and office space from entities in which the System has ownership interests totaled approximately
                           $3,173,000, $4,893,000, $2,462,000 and $1,220,000,
                           respectively.

15. COMMITMENTS AND        The System maintains a self-insurance program to
    CONTINGENCIES          cover malpractice and workers' compensation claims.
                           Claims that fall within the System's adopted policy of self-insurance have been asserted against the System. Certain of the claims could result in losses and additional claims may be asserted arising from services provided to patients. In the opinion of management, adequate provisions have been established for estimated losses and the ultimate disposition of asserted and unasserted claims will not have a material adverse effect on the operations or financial position of the System.

                           In connection with its self-insured workers compensation plan, the System established standby letters of credit totaling $5,600,000 and $4,816,000 at August 31, 2002 and 2001, respectively. The System has pledged certificates of deposit as collateral against the letters of credit totaling $3,225,000 and $2,500,000 at August 31, 2002 and
                           2001, respectively. As of August 31, 2002 and 2001, no amounts had been drawn on the standby letters of credit.

                           The healthcare industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Government activity has continued with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the System is in compliance with fraud and abuse as well as other applicable government laws and regulations. While certain regulatory inquiries have been made and are currently being evaluated and discussed, management believes these inquiries will not have a material effect on the financial position or results of operations of the System. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

                           The System is involved in litigation and regulatory investigations arising in the normal course of business. Management estimates that these matters will be resolved without material adverse effect to the System's future financial position or results of operations.

16. NEW ACCOUNTING         In July 2001, SFAS No. 143, "Accounting for Asset
    PRONOUNCEMENTS         Retirement Obligations", was issued and established
                           the accounting and reporting standards associated with the retirement of tangible long-lived assets.
                           SFAS No. 143 is effective for the Company for fiscal years beginning after June 15, 2002.

                           In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", was issued and established the accounting and reporting requirements associated with long-lived asset impairment and disposal. SFAS No. 144 is effective for the System for fiscal 2003. The System has adopted this standard with no impact on the financial statements.

                           In April 2002, SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, "Amendment of FASB Statement No. 13, and Technical Corrections", was issued and established the accounting and reporting standards associated with the reporting of gains and losses from extinguishment of debt and to provide consistent accounting treatment for certain lease modifications that have

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           similar economic effects as a sale-leaseback transaction. The System has adopted this standard with no impact on its financial statements.

                           In June 2002, SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", was issued and established the accounting and reporting standards associated with the proper recognition of certain costs related to exit or disposal activities. SFAS No. 146 applies to exit or disposal activities initiated after December 31, 2002. Currently, the System is not involved in any activities addressed by SFAS No. 146.

17. SUBSEQUENT EVENTS      On November 11, 2002 the Baptist General Convention
                           of Texas ("BGCT"), the sponsoring organization of the System, ratified the terms of the definitive purchase and sale agreement with Vanguard for the sale of substantially all of the assets and healthcare operations to VHS San Antonio Partners,
                           L.P. ("VHS") a subsidiary of Vanguard (see Note 2).
                           Finalization of the agreement is subject to and completion of certain closing activities including federal and state regulatory approval.

                           Management anticipates completion of the closing activities in January 2003. Upon closing, the System will receive approximately $295,000,000 from Vanguard. Of the sales price, approximately $247,000,000 will be in the form of cash, approximately $30,000,000 will be in the form of shares of Vanguard Payable in Kind Cumulative Redeemable Convertible Preferred Stock, approximately $17,642,000 will be in a Convertible Subordinated Note at 8.18% interest due 2012 and approximately $358,000 will be in common stock in the VHS general partner. The System will transfer to VHS all healthcare operations together with substantially all property, plant and equipment, net working capital and other long-term investments. The System will maintain its cash, short-term investments, third-party receivables, assets limited to use, unamortized deferred costs, all debt obligations and other long-term liabilities.

                                                          BAPTIST HEALTH SYSTEM

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                           After closing, proceeds from the sale will be used to repay outstanding debt and defease the MTI. No assurance can be given that the sale will be completed or that, if completed, the terms and conditions will not be modified.